REPORT OF SHAREHOLDER MEETING  Unaudited
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On August 17, 2005, a joint special meeting of shareholders was held at which the eleven Trustees identified below were elected (Proposal No. 1). The meeting was adjourned until September 16, 2005 to allow the Fund to solicit additional votes for the proposals to change, add or eliminate certain fundamental investment policies (Proposal No. 2) as described in the Fund's proxy statement for that meeting. On September 16, 2005, the meeting was reconvened and the proposals regarding changes in, or the addition or elimination of, certain fundamental investment policies were approved (Proposal No. 2). The following is a report of the votes cast:

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PROPOSAL NO. 1

NOMINEE                                    FOR        WITHHELD             TOTAL
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TRUSTEES
Matthew P. Fink                115,294,999.158   4,993,653.452   120,288,652.610
Robert G. Galli                115,309,408.689   4,979,243.921   120,288,652.610
Phillip A. Griffiths           115,504,871.587   4,783,781.023   120,288,652.610
Mary F. Miller                 115,457,472.463   4,831,180.147   120,288,652.610
Joel W. Motley                 115,553,269.740   4,735,382.870   120,288,652.610
John V. Murphy                 115,513,868.113   4,774,784.497   120,288,652.610
Kenneth A. Randall             115,276,113.441   5,012,539.169   120,288,652.610
Russell S. Reynolds, Jr        115,275,287.507   5,013,365.103   120,288,652.610
Joseph M. Wikler               115,519,734.037   4,768,918.573   120,288,652.610
Peter I. Wold                  115,483,775.201   4,804,877.409   120,288,652.610
Clayton K. Yeutter             115,263,857.394   5,024,795.216   120,288,652.610

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PROPOSAL NO. 2 Proposal to change the policy on

               FOR                                       AGAINST            ABSTAIN    BROKER NON-VOTE              TOTAL
-------------------------------------------------------------------------------------------------------------------------
2A: Borrowing
    75,759,962.434                                 9,019,068.288      4,845,744.601     21,669,483.000    111,294,258.323
2B: Concentration of Investments
    77,764,593.745                                 7,071,770.720      4,788,410.858     21,669,483.000    111,294,258.323
2C: Diversification of Investments
    78,659,333.646                                 6,402,990.522      4,562,451.155     21,669,483.000    111,294,258.323
2E: Investing to Exercise Control
    77,808,431.764                                 6,990,257.502      4,826,086.057     21,669,483.000    111,294,258.323
2F: Investing in Issuers Whose Shares are
    Owned by the Funds' Trustees and Officers
    75,195,820.578                                 9,419,969.984      5,008,984.761     21,669,483.000    111,294,258.323
2G: Investing in Other Investment Companies
    76,818,991.594                                 8,247,930.246      4,557,853.483     21,669,483.000    111,294,258.323
2H: Lending
    76,212,650.787                                 8,819,033.495      4,593,091.041     21,669,483.000    111,294,258.323
2I: Margin and Short Sales (purchasing)
    75,241,176.100                                 9,631,986.636      4,751,612.587     21,669,483.000    111,294,258.323
2J: Pledging, Mortgaging or Hypothecating of
    Assets
    74,909,391.151                                 9,717,503.560      4,997,880.612     21,669,483.000    111,294,258.323
2K: Real Estate and Commodities
    78,092,182.825                                 7,126,786.603      4,405,805.895     21,669,483.000    111,294,258.323
2L: Senior Securities
    78,449,371.802                                 6,453,084.617      4,722,318.904     21,669,483.000    111,294,258.323
2O: Investment Percentage Restrictions
    77,819,839.609                                 6,907,640.010      4,897,295.704     21,669,483.000    111,294,258.323